AMENDED & RESTATED
                                     BYLAWS
                                       OF
                             IDF INTERNATIONAL, INC.
                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     OFFICES

         Section  1.01  Registered   Office.   The  registered   office  of  the
Corporation shall be in the County of Suffolk, State of New York.

         Section 1.02 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time designate or as the Corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

         Section 2.01 Place of Meeting. Annual meetings and special meetings shall be held at such time and place, either within or without the State of New York, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of New York.

         Section 2.02 Annual Meetings. The Annual Meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, provided that the first Annual Meeting shall be held on a date within thirteen months after the organization of the Corporation and each successive Annual Meeting shall be held on a date within thirteen months after the date of the preceding Annual Meeting.

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         Section 2.03 Special Meetings.Special  Meetings of the stockholders may be called by the Board of Directors, Chairman of the Board of Directors, the President, or by shareholders pursuant to a written demand by the holders of at least 66.66% of the voting power of all outstanding shares of the Corporation entitled to vote on the matter(s) to be considered by the Special Meeting. Upon request in writing to the Chairman of the Board of Directors, the President, any Vice President or the Secretary by any person (other than the Board of Directors) entitled to call a Special Meeting of the stockholders, not less than 15 nor more than 60 days after the receipt of the request, the officer shall cause notice to be given to the stockholders who are entitled to vote that a meeting will be held at the time and place which were requested by the person or persons calling the meeting. If the notice is not given within 20 days after receipt of the request, the entitled person calling for the meeting may give the notice. Any amendment to or deletion of this Section 2.03 shall require the approval of the holders of at least 66.66% of all the outstanding shares entitled to vote thereon.

         Section 2.04 Notice of Meetings. Written notice of the place, date and hour of each Annual or Special Meeting of stockholders shall be given personally or by mail not less than ten or more than fifty days before the date of the meeting to each stockholder entitled to vote thereat. The notice of an Annual Meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, if any other action which could be taken at a Special Meeting is to be taken at such Annual Meeting, state the purpose or purposes. The notice of a Special Meeting shall in all instances state the purposes or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information or documents which are prescribed by the New York Business Corporation Law. If such notice is mailed, it shall be


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directed to the stockholder in a postage  prepaid  envelope at his address as it appears on the record of stockholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of stockholders, or any adjournment thereof, shall be required.

         Section 2.05 Waiver of Notice. Notice of a meeting need not be given to any stockholder who submits a waiver of notice, signed in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because of the lack of notice to him or that the meeting has not been lawfully called or convened. Neither the business to be transacted at, or the purpose of, any Annual or Special Meeting of the stockholders need be specified in any written waiver of notice.

         Section   2.06 Quorum;   Adjournment.   At  any   meeting  of  the
stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall be requisite for and constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. Where a separate vote by a class, classes or series is required, a majority of the outstanding shares of such classes or series, present in person or represented by proxy, shall be requisite for and constitute a quorum entitled to take action with respect to a vote on that matter, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who

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are present,  in person or by proxy,  may adjourn the meeting from time to time to another place, date or time until a quorum shall be present or represented.

          When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          The stockholders who are present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than the number required to originally constitute a quorum.

         Section 2.07 Organization. At every meeting of the stockholders, the Chairman of the Board of Directors, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, one of the following persons present in the order stated shall act as chairman of the meeting: the Vice Chairman of the Board of Directors, if there be one, the President, the Vice Presidents in their order of rank or seniority, a chairman designated by the board of directors or a chairman chosen by the shareholders in the manner which is provided in Section 2.06 of this Article II. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.



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         Section  2.08 Proxies and Voting.  At any meeting of the  stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure which is established for the meeting.

         Except as otherwise required by law or provided for in the Certificate of Incorporation, each stockholder shall have one vote for every share of stock which is entitled to vote which is registered in his name on the record date which is set for the meeting, provided, however, if no record date shall have been set, then the day on which the meeting is held.

         All voting, including for the election of directors but excepting where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure which is established for the meeting. Every vote which is taken by ballot shall be counted by an inspector or inspectors who are appointed by the Board of Directors.

         Except as otherwise required by law or provided for in the Certificate of Incorporation, all matters to be determined by shareholders, including but not limited to, all elections of directors shall be determined by a plurality of the votes which are cast.

         Section 2.09 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, showing the address of each stockholder and the number of shares which are registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a




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place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list which is required by this Section 2.09 of this Article II, the books of the Corporation or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section 2.09 of this Article II shall not affect the validity of any action taken at such meeting.

         Section 2.10 Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person presiding at any such meeting may, and on the request of any stockholder entitled to vote at the meeting and before voting begins shall, appoint inspectors of election. No person who is a candidate for office of the Corporation shall act as an inspector. The number of inspectors shall be either one or three, as determined, with respect to the inspectors who are appointed upon demand of a stockholder, by the stockholders in the manner which is provided in Section 2.06 of this
Article II, and otherwise by the Board of Directors or the person who is presiding at the meeting, as the case may be. If any person who is appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality and according to the best of his ability.


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         If  inspectors  of election  are  appointed  as  aforesaid,  they shall determine from the lists referred to in Section 2.09 of this Article II the number of shares which are outstanding, the shares which are represented at the meeting, the existence of a quorum and the voting power of the shares which are represented at the meeting, determine the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote or the number of votes which may be cast, count and tabulate all votes or ballots, determine the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders who are entitled to vote thereat. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all of them.

          Unless waived by vote of the stockholders conducted in the manner which is provided in Section 2.06 of this Article II, the inspectors shall make a report in writing of any challenge or question or matter which is determined by them, and execute a sworn certificate of any facts found by them.

         Section 2.11 Actions by Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action which is required to be taken at any Annual or Special Meeting of stockholders of the Corporation, or any action which may be taken at any Annual or Special Meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be a unanimous written consent, signed by the holders of all the outstanding stock that would be necessary to authorize or take such action at a meeting at which all shares which are entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation


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having custody of the book in which  proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Any amendment to or deletion of this Section 2.11 shall require the approval of the holders of at least 66.66% of all the outstanding shares entitled to vote thereon.

         Section 2.12 Record Date. For the purpose of determining the stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or who are entitled to distribution or the exercise of any rights exchange of stock, or for the purpose of determining stockholders receive payment of any dividend or other allotment of any rights, or entitled to in respect of any change, conversion or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders shall be at the close of business on the date preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held; the record date for determining stockholders who are entitled to express consent to any corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts resolutions relating thereto. When a determination of stockholders of record who are entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.12 of this Article II, such


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determination shall apply to any adjournment thereof;  provided,  however,  that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.01 Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

         Section 3.02 Number and Term in Office. The Board shall consist of three classes of directors, each class to be as nearly equal in number of directors as possible. There shall be Class A director(s), Class B director(s) and Class C director(s). Beginning with the 1998 Annual Meeting of Shareholders:
(i) the Class A director(s) shall be elected, to hold office until the third Annual Meeting of Shareholders to occur subsequent to the Annual Meeting at which such director(s) was elected and until his or their successors shall have been elected and qualified, or until his or their deaths, or until he or they shall have resigned, or have been removed; (ii) the Class B director(s) shall be elected, to hold office until the 1999 Annual Meeting of Shareholders, and until his or their successors shall have been elected and qualified, or until his or their deaths, or until he or they shall have resigned, or have been removed; and
(iii) the Class C director(s) shall be elected, to hold office until the 2000 Annual Meeting of Shareholders, and until his or their successors shall have been elected and qualified, or until his or their deaths, or

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until he or they shall have resigned, or have been removed. Beginning with the
1999 Annual Meeting of Shareholders, the Class B director(s) shall be elected, to hold office until the third Annual Meeting of Shareholders to occur subsequent to the Annual Meeting at which such director(s) was elected and until his or their successors shall have been elected and qualified, or until his or their deaths, or until he or they shall have resigned, or have been removed. Beginning with the 2000 Annual Meeting of Shareholders, the Class C director(s) shall be elected, to hold office until the third Annual Meeting of Shareholders to occur subsequent to the Annual Meeting at which such director(s) was elected and until his or their successors shall have been elected and qualified, or until his or their deaths, or until he or they shall have resigned, or have been removed. The Board of Directors can determine to change the number of directors constituting the Board of Directors, which number shall not be less than three
(3) nor more than nine (9), provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any decrease in the number of directors shall be effective at the time of the next succeeding Annual Meeting of Shareholders at which the election of the director whose position is being eliminated would have been considered, unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next such succeeding Annual Meeting of Shareholders to the extent of the number of such vacancies. In the event of any increase or decrease in the number of directors, the number of additional directors and the number of eliminated directors shall be apportioned among the three classes of directors in a manner which results, to the extent possible, in an equal number of directors being included in each such class.

         Section 3.03 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors


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then in office,  although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any Annual or Special Meeting held in accordance with Article II, and the directors so chosen shall hold office until the next Annual or Special Meeting duly called for that purpose and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

         Section 3.04 Nominations of Directors; Election. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3.04 of this Article III. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. All NOMINATIONS BY stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure OR the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's


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written  consent  to being  named in the proxy  statement  as a  nominee  and to serving as a director if elected and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the corporation which are beneficially owned by such stockholder.

         Section 3.05 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the Annual Meeting of stockholders, as soon thereafter as a quorum of the directors may conveniently assemble, and other regular meetings shall be held at such time and at such place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. If the day so determined shall be a legal holiday, such meeting shall be held on the next succeeding business day, not a legal holiday, at the same hour. No notice shall be required for any such regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of such meeting shall be mailed to each director at least seven days before the first meeting held pursuant to such resolution. Neither the business to be transacted at, nor the purpose of, any regular meeting of the directors need be specified in any written waiver of notice.

         Section  3.06  Special  Meetings.  Special  meetings  of the  Board  of
Directors shall be held whenever called by the Chairman of the Board of Directors, the President, or by a majority of the directors. Written, oral or any other mode of notice of the date, place, time and purpose of any special meeting shall be given in sufficient time for the convenient assembly of the directors. Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice before or after the meeting. The attendance of a director at a special meeting shall constitute waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any



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business  because of the lack of notice to him or the  meeting  is not  lawfully called or convened. Unless limited by statute, the Certificate of Incorporation or the By-Laws, any and all business may be transacted at, nor the purpose of, any special meeting of the directors need be specified in any written waiver of notice.

         Section 3.07 Quorum; and Manner of Acting. A majority of the Board of Directors in office at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place at which time, a quorum being present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of the time and place of such adjourned meeting need not be given to the directors who were not present at the time of adjournment. Except as herein otherwise provided and except as otherwise provided by the New York Business Corporation Law, the act of the Board of Directors shall be the act by vote of a majority of the directors present at a meeting at which a quorum is present. The directors shall act only as a Board of Directors and the individual directors shall have no power as such. The quorum and voting privileges which are herein stated shall not be construed as conflicting with any provisions of the New York Business Corporation Law and these By-Laws which govern a meeting of directors held to fill vacancies and newly create directorships in the Board of Directors.

         Section 3.08 Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or


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disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by By-laws or resolution establishing such and may exercise all the powers and of Directors in the management of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have any power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation,
recommend  to  the   stockholders   the  sale,  lease  or  exchange  of  all  or
substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation or amend the By-Laws of the Corporation or otherwise as prohibited by Section 712 of the New York Business Corporation Law. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 3.09 Action of Board of Directors Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these By-laws, any action which is required or permitted to be taken at any meeting of the Board of Directors of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Any member or members of the Board of Directors or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of a conference


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


telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by such means shall constitute presence in person at such meeting.

         Section 3.10 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors, the President or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time which is specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.11 Organization. At every meeting of the Board of Directors, the Chairman of the Board of Directors, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, one of the following officers present in the order stated shall act as Chairman of the meeting: the President, the Vice Presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present. The Secretary, or, in his absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as secretary of the meeting.

         Section 3.12 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 3.13 Removal. A director, or the entire Board of Directors, may be removed only with cause and with the affirmative vote of the holders of at least 66.66% of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors. Any amendment to or deletion of this Section 3.13 shall require the approval of the holders of at least 66.66% of all the outstanding shares entitled to vote thereon.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.01 General. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board of Directors or a President, or both, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors, in its sole and absolute discretion, shall deem necessary or appropriate as determined by the Board of Directors from time to time. Except for the offices of Chairman of the Board of Directors, President and Secretary, any two or more corporate offices, whether elective or appointive, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or by these By-Laws to be executed, acknowledged or verified, as the case may be, by any two or more officers.

         Section 4.02 Election; Term of Office. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect a Chairman of the Board of Directors or a President, or both, one or more Vice Presidents, a Secretary and a Treasurer, and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties which are prescribed by these By-Laws and as shall be determined from time to time by the Board of Directors together with the powers and duties which are customarily exercised by such officer. Each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer or agent.

         Section 4.03 Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be such an officer, shall be the chief executive officer of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

         Section 4.04 President. The President, subject to the control of the Board of Directors, shall be the chief operating officer of the Corporation and shall have and exercise complete and direct charge of all the business and affairs of the Corporation and shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors. The President shall have general authority to negotiate and execute bonds, leases, deeds, mortgages and enter into contracts in the name of and for and on behalf of the corporation; to sign certificates for shares; to cause the employment or appointment of such employees and agents of the Corporation (other than officers or agents elected or appointed by the Board of Directors) as the conduct of the business of the Corporation may require and to fix their compensation; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors; to suspend for cause, pending final action by the Board of Directors, any officer or agent who shall have been elected or appointed by the Board of Directors; and, in general, to exercise all the powers generally appertaining to the office of president and chief executive officer of a corporation.

         In the absence of the Chairman of the Board of Directors or in the event of his inability or refusal to act, or if the Board of Directors has not designated a Chairman, the President shall perform the duties of the Chairman of the Board of Directors, and when so acting shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board of Directors.

         Section 4.05 Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or if there be more than one Vice President, the vice Presidents in the order which is designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all of the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

         Section 4.06 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given notice of meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there by one, shall have authority to affix same to any instrument requiring it and when so affixed, it may be attested to by the signature of the Secretary or by the signature of any such Assistant Secretary. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties appertaining to the office of a secretary of a corporation. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records which are required by law to be kept or filed are properly kept: or filed, as the case may be.

         Section 4.07 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Corporation, have the custody of the corporate funds and securities, keep complete and accurate accounts of all receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall supervise the accounting and auditing practices of the Corporation and shall direct the manner of certifying the Corporation's financial statements. The Treasurer shall have such other powers and perform such other duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of a treasurer of a corporation.

         Section 4.08 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

         Section 4.09 Resignations. Any officer may resign at any time by giving written notice to the Corporation by giving notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time which is specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.10 Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

         Section 4.11 Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of office in the manner which is prescribed by these By-Laws for the regular election to such office.

         Section 4.12 Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to the President the power to fix the compensation of officers and agents who are appointed by him. Any officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation which is paid to him.

                                    ARTICLE V

                               SHARE CERTIFICATES

         Section 5.01 Form; Signature. The shares of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors and shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employees. if any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

         Section 5.02 Regulations Appointment of Transfer Agent and Registrars. The Board of Directors may make all such rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board of Directors may, in its discretion, appoint one or more banks or trust companies from time to time to act as Transfer Agents and Registrars of the shares of the Corporation and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

         Section 5.03 Transfer of Shares. Upon compliance with the provisions restricting the transfer or registration of transfer of shares of stock, if any, transfer or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

         Section 5.04 Registered Stockholders. The Corporation shall be entitled to recognize the person in whose name shares of stock shall stand on the record of stockholders of the Corporation as the exclusive owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 5.05 Lost, Stolen, Destroyed or Mutilated Certificates. If the holder of any certificate representing shares of stock of the Corporation shall notify the Corporation that such certificate has been lost, stolen, destroyed or mutilated, the Board of Directors, or any officer or officers duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so alleged to have been lost, stolen, destroyed or mutilated and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the Board of Directors may, in its discretion, require such owner or his legal representative, to furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, destruction or mutilation of such certificate and of the ownership thereof, and to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the Issuance of such new certificate. Notwithstanding anything which is contained herein to the contrary, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings.

         Section 5.06 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities which are owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                   ARTICLE VI

                   NEGOTIABLE INSTRUMENTS. BANK ACCOUNTS, ETC.

         Section 6.01 Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money out of the funds of the Corporation shall be signed or countersigned by such officers or agents in the name and on behalf of the Corporation and in such manner as from time to time may be prescribed by resolution of the Board of Directors, or may be prescribed by any officer or officers or any officer and agent jointly, as duly authorized by the Board of Directors. Except as may be otherwise expressly provided by resolution of the

Board of Directors, endorsements for or on behalf of the Corporation upon checks, drafts, bills of exchange, acceptances, notes, obligations or orders for the payment of money deposited with a duly authorized depositary of the Corporation for deposit or collection may be written or stamped endorsements of the Corporation without any designation of the party making such endorsement.

         Section 6.02 Deposits; Bank Accounts. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate or as may be designated by an officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it my deem expedient.

                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 7.01 Indemnification of Directors and Officers in Third Party Proceedings.

         The Corporation shall indemnify any director or officer of the Corporation who was or is an "authorized representative of the Corporation" (which shall mean for the purposes of this Article VII a director or officer of the corporation, or a person serving at the request of the

Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article VII the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article VII any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article VII attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to a criminal third party proceeding (which shall include for purposes of this Article VII any investigation which could or does lead to a criminal third party proceeding) had not reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

         Section 7.02 Indemnification of Directors and Officers in Corporate Proceedings.

         The Corporation shall indemnify any director or officer of the Corporation who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding (which shall mean for purposes of this Article VII any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or any investigative proceeding by or on behalf of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall, have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 7.03 Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation who neither was nor is a director or officer of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses which are actually and reasonably incurred by such person in connection therewith. Such an authorized representative may, at the discretion of the Corporation, be indemnified by the corporation in any other circumstances to any extent if the Corporation would be required by Section 7.01 or 7.02 of this
Article VII to indemnify such
person in such circumstances to such extent as if such person were or had been a director or officer of the Corporation.

         Section 7.04 General Terms. Any indemnification  under Section 7.01 and
Section 7.02 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in Section 7.01 and Section 7.02 of this Article VII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (iii) by the stockholders.

                  Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in these By-Laws.

         Section 7.05 Amendment. Any amendment to Article VII shall not apply to any liability of a director, officer, employee or agent arising out of a transaction or omission occurring prior to the adoption of such amendment, but any such liability based on a transaction or omission occurring prior to the adoption of such amendment shall be governed by Article VII of these By-Laws, as in effect at the time of such transaction or omission.

         Section 7.06 Insurance and Trust Fund. In furtherance and not in limitation of the powers which are conferred by statute:

          (1) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director' officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability which is asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

          (2) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

         Section 7.07 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses which are incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 7.07 or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                                  ARTICLE VIII

                                    DIVIDENDS

         Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation which are available for dividends such sum or sum as the Board of Directors from time to time deems proper, in its absolute discretion, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX

                                     GENERAL

         Section 9.01 Corporate Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 9.02 Fiscal Year. The fiscal year of the Corporation shall be fixed and shall be subject to change by the Board of Directors.

         Section 9.03 Amendments. These By-Laws may be amended or repealed or new By-Laws may be adopted either by vote of the stockholders as hereinabove provided, or by the vote of a majority of all of the directors then in office, except that the Board of Directors shall not have power to adopt any By-Laws which by statute only the stockholders have power to so adopt. Any By-Laws which are adopted by the Board of Directors may be amended or repealed by stockholders who are entitled to vote thereon. The notice of any meeting of stockholders at


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which  action to amend,  repeal or adopt any By-Law or By-Laws is proposed to be taken, shall include notice of such proposed amendment, repeal or adoption.


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